Exhibit 99.1

Intel Reports Strong Third-Quarter Results

  Third-Quarter Revenue $9.4 Billion, Strongest Second-to-Third-Quarter Growth in over 30 years
  Gross Margin 58 Percent, Up 7 Points Sequentially
  Operating Income $2.6 Billion
  Net Income $1.9 Billion
  EPS 33 Cents

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 13, 2009--Intel Corporation today reported third-quarter revenue of $9.4 billion. The company reported operating income of $2.6 billion, net income of $1.9 billion and earnings per share (EPS) of 33 cents.

“Intel’s strong third-quarter results underscore that computing is essential to people’s lives, proving the importance of technology innovation in leading an economic recovery,” said Paul Otellini, Intel president and CEO. “This momentum in the current economic climate, plus our product leadership, gives us confidence about our business prospects going forward. As we look ahead, Intel’s game-changing 32nm process technology will usher in another wave of innovation from new, powerful Intel® Xeon™ server platforms to high-performance Intel® Core™ processors to low-power Intel® Atom™ processors.”

Non-GAAP Comparison
	Q3 2009	vs. Q2 2009
Revenue	$9.4 billion	up $1.4 billion
Operating Income/(Loss)	$2.6 billion	up $1.1 billion
Net Income/(Loss)	$1.9 billion	up $807 million
Earnings/(Losses) Per Share	33 cents	up 15 cents
Q3 2009 results are GAAP. Q2 2008 results are non-GAAP and exclude the EC fine.
GAAP Comparison
	Q3 2009	vs. Q2 2009	vs. Q3 2008
Revenue	$9.4 billion	up $1.4 billion	down $828 million
Operating Income/(Loss)	$2.6 billion	up $2.6 billion	down $519 million
Net Income/(Loss)	$1.9 billion	up $2.3 billion	down $158 million
Earnings/(Losses) Per Share	33 cents	up 40 cents	down 2 cents

Key Financial Information

  Record microprocessor and chipset units.
  Mobility Group revenue up 19 percent, Digital Enterprise Group revenue up 14 percent, and Intel Atom microprocessor and chipset revenue up 15 percent to $415 million, all sequentially.
  Gross margin was 57.6 percent, higher than the company’s expectation.
  The average selling price (ASP) for microprocessors was slightly down sequentially.
  Inventories were down $315 million sequentially.
  Spending (R&D plus MG&A) was $2.75 billion, consistent with the company’s expectation.
  Restructuring and asset impairment charges were $63 million, higher than the company’s expectation.
  The net loss from equity investments and interest and other was $47 million, better than the company’s expectation.
  The effective tax rate was 27 percent, versus the company’s expectation of 23 percent.

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after Oct. 12.

Q4 2009

  Revenue: $10.1 billion, plus or minus $400 million.
  Gross margin percentage: 62 percent, plus or minus 3 percentage points.
  Spending (R&D plus MG&A): Approximately $2.9 billion.
  Restructuring and asset impairment charges: Approximately $40 million.
  Amortization of acquisition-related intangibles and costs: Approximately $20 million.
  Impact of equity investments and interest and other: Approximately zero.
  Tax rate: Approximately 26 percent.
  Depreciation: Approximately $1.2 billion.
  Full Year Capital spending: Expected to be $4.5 billion plus or minus $100 million, down from the prior expectation of $4.7 billion plus or minus $200 million.

Status of Business Outlook

During the quarter, Intel’s corporate representatives may reiterate the Business Outlook during private meetings with investors, investment analysts, the media and others. From the close of business on Nov. 25 until publication of the company’s fourth-quarter earnings release, Intel will observe a “Quiet Period” during which the Business Outlook disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the corporation’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Additionally, Intel is in the process of transitioning to its next generation of products on 32nm process technology, and there could be execution issues associated with these changes, including product defects and errata along with lower than anticipated manufacturing yields. Revenue and the gross margin percentage are affected by the timing of new Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on changes in revenue levels; capacity utilization; start-up costs, including costs associated with the new 32nm process technology; variations in inventory valuation, including variations related to the timing of qualifying products for sale; excess or obsolete inventory; product mix and pricing; manufacturing yields; changes in unit costs; impairments of long-lived assets, including manufacturing, assembly/test and intangible assets; and the timing and execution of the manufacturing ramp and associated costs.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses realized on the sale or exchange of securities; gains or losses from equity method investments; impairment charges related to debt securities as well as equity and other investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of our non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to our investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.
  Intel's results could be impacted by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the fiscal quarter ended June 27, 2009.

Earnings Webcast

Intel will hold a public webcast at 2:30 p.m. PDT today on its Investor Relations Web site at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Intel [NASDAQ: INTC], the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com

Intel, the Intel logo, Intel Xeon, Intel Core, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF OPERATIONS DATA
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2009	2008	2009	2008
NET REVENUE	$9,389	$10,217	$24,558	$29,360
Cost of sales	3,985	4,198	11,837	12,885
GROSS MARGIN	5,404	6,019	12,721	16,475

Research and development	1,430	1,471	4,050	4,406
Marketing, general and administrative	1,320	1,415	3,766	4,191
R&D AND MG&A	2,750	2,886	7,816	8,597
European Commission fine	-	-	1,447	-
Restructuring and asset impairment charges	63	34	228	459
Amortization of acquisition-related intangibles and costs	12	1	16	4
OPERATING EXPENSES	2,825	2,921	9,507	9,060
OPERATING INCOME (LOSS)	2,579	3,098	3,214	7,415
Gains (losses) on equity investments, net	(79)	(396)	(261)	(564)
Interest and other, net	32	131	158	466
INCOME (LOSS) BEFORE TAXES	2,532	2,833	3,111	7,317
Provision for taxes	676	819	1,024	2,259
NET INCOME (LOSS)	$1,856	$2,014	$2,087	$5,058

BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.34	$0.36	$0.37	$0.89
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.33	$0.35	$0.37	$0.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,537	5,603	5,568	5,696
DILUTED	5,616	5,692	5,643	5,790

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Sept. 26,	June 27,	Dec. 27,
	2009	2009	2008[1]
CURRENT ASSETS
Cash and cash equivalents	$4,109	$3,826	$3,350
Short-term investments	5,150	5,195	5,331
Trading assets	3,671	2,603	3,162
Accounts receivable, net	2,025	1,938	1,712
Inventories:
Raw materials	398	385	608
Work in process	1,072	1,209	1,577
Finished goods	1,020	1,211	1,559
	2,490	2,805	3,744
Deferred tax assets	1,260	1,217	1,390
Other current assets	542	883	1,182
TOTAL CURRENT ASSETS	19,247	18,467	19,871

Property, plant and equipment, net	17,354	17,515	17,574
Marketable equity securities	766	513	352
Other long-term investments	3,611	3,002	2,924
Goodwill	4,421	3,932	3,932
Other long-term assets	5,597	5,632	5,819
TOTAL ASSETS	$50,996	$49,061	$50,472

CURRENT LIABILITIES
Short-term debt	$23	$24	$102
Accounts payable	1,907	1,726	2,390
Accrued compensation and benefits	1,758	1,412	2,015
Accrued advertising	763	718	807
Deferred income on shipments to distributors	602	480	463
Other accrued liabilities	2,225	2,719	1,901
Income taxes payable	471	-	140
TOTAL CURRENT LIABILITIES	7,749	7,079	7,818

Long-term income taxes payable	386	556	736
Long-term debt	2,201	1,174	1,185
Other long-term liabilities	1,627	1,205	1,187
Stockholders' equity:
Preferred stock	-	-	-
Common stock and capital in excess of par value	14,763	13,995	13,402
Accumulated other comprehensive income (loss)	233	(153)	(393)
Retained earnings	24,037	25,205	26,537
TOTAL STOCKHOLDERS' EQUITY	39,033	39,047	39,546
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,996	$49,061	$50,472

[1]	As adjusted due to changes to the accounting for convertible debt instruments in the first quarter of 2009.

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q3 2009	Q2 2009	Q3 2008
GEOGRAPHIC REVENUE:
Asia-Pacific	$5,322	$4,409	$5,389
	57%	55%	53%
Americas	$1,822	$1,698	$1,887
	19%	21%	19%
Europe	$1,328	$1,153	$1,883
	14%	14%	18%
Japan	$917	$764	$1,058
	10%	10%	10%

CASH INVESTMENTS:
Cash and short-term investments	$9,259	$9,021	$8,287
Trading assets - marketable debt securities (1)	3,671	2,284	3,508
Total cash investments	$12,930	$11,305	$11,795

TRADING ASSETS:
Trading assets - equity securities
offsetting deferred compensation (2)	-	$319	$409
Total trading assets - sum of 1+2	$3,671	$2,603	$3,917

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,153	$1,211	$1,059
Share-based compensation	$218	$258	$197
Amortization of intangibles	$82	$75	$68
Capital spending	($944)	($981)	($1,374)
Investments in non-marketable equity instruments	($41)	($83)	($120)
Stock repurchase program	($1,671)	-	($2,117)
Proceeds from sales of shares to employees, tax benefit & other	$125	$1	$277
Dividends paid	($771)	($784)	($783)
Net cash received/(used) for divestitures/acquisitions	($853)	-	($9)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,537	5,595	5,603
Dilutive effect of employee equity incentive plans	28	-	38
Dilutive effect of convertible debt	51	-	51
Weighted average common shares outstanding - diluted	5,616	5,595	5,692

STOCK BUYBACK:
Shares repurchased	88	-	93
Cumulative shares repurchased (in billions)	3.4	3.3	3.3
Remaining dollars authorized for buyback (in billions)	$5.7	$7.4	$7.4

OTHER INFORMATION:
Employees (in thousands)	80.8	80.5	83.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING RESULTS AND OTHER INFORMATION
($ in millions)

	Three Months Ended		Nine Months Ended
OPERATING SEGMENT INFORMATION:	Q3 2009	Q3 2008	Q3 2009	Q3 2008
Digital Enterprise Group
Microprocessor revenue	3,873	4,069	10,549	12,413
Chipset, motherboard and other revenue	1,040	1,249	2,677	3,719
Net revenue	4,913	5,318	13,226	16,132
Operating income	1,512	1,766	3,115	5,238

Mobility Group
Microprocessor revenue	2,924	3,387	7,666	8,855
Chipset and other revenue	1,207	1,294	2,860	3,292
Net revenue	4,131	4,681	10,526	12,147
Operating income	1,350	1,851	2,413	4,269

All Other
Net revenue	345	218	806	1,081
Operating loss	(283)	(519)	(2,314)	(2,092)

Total
Net revenue	9,389	10,217	24,558	29,360
Operating income (loss)	2,579	3,098	3,214	7,415

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred in the second quarter of 2009 as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. In this earnings release the expense associated with the fine is presented separately within operating expenses for the nine-months ended September 26, 2009. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
OPERATING INCOME, NET INCOME, AND EARNINGS PER COMMON SHARE;
EXCLUDING EUROPEAN COMMISSION FINE
(In millions, except per-share amounts)

	Three Months Ended				Nine Months Ended
	Sept. 26,	June 27,		Sept. 27,	Sept. 26,	Sept. 27,
	2009	2009		2008	2009	2008

GAAP OPERATING INCOME (LOSS)	$2,579	$(12)		$3,098	$3,214	$7,415
Adjustment for EC fine	-	1,447		-	1,447	-
OPERATING INCOME EXCLUDING EC FINE	$2,579	$1,435		$3,098	$4,661	$7,415

GAAP NET INCOME (LOSS)	$1,856	$(398)		$2,014	$2,087	$5,058
Adjustment for EC fine	-	1,447		-	1,447	-
NET INCOME EXCLUDING EC FINE	$1,856	$1,049		$2,014	$3,534	$5,058

GAAP DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.33	$(0.07)		$0.35	$0.37	$0.87
Adjustment for EC fine	-	0.25		-	0.26	-
DILUTED EARNINGS PER COMMON SHARE EXCLUDING EC FINE	$0.33	$0.18	[1]	$0.35	$0.63	$0.87

1 Calculated based on shares of 5,678 for the three months ended June 27, 2009, which is the number of common shares that would have been used in the calculation of diluted earnings per common share if the Company had GAAP net income.